Exhibit 5.1

January 26, 2005

Interchange Corporation
24422 Avenida de la Carlota, Suite 120
Laguna Hills, CA 92653

Re:	Registration Statement on Form SB-2 for up to 1,993,438 shares of common stock of the Company, $0.00001 par value per share

Ladies and Gentlemen:

     We have acted as special counsel to Interchange Corporation, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form SB–2 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2005 (the “Registration Statement”) registering up to 1,993,438 shares (the “Shares”) of common stock of the Company, $0.00001 par value per share (the “Common Stock”). The shares being registered are offered for resale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) and include: (a) 822,000 shares of Common Stock (the “Investor Shares”) issued to the investors (the “Investors”) identified on the signature pages to that certain Securities Purchase Agreement dated as of December 20, 2004 by and among the Company and the Investors, (b) 150,000 shares of Common Stock (the “Purchaser Shares”) issued to certain purchasers upon exercise of the warrants (the “Purchaser Warrants”) listed on Schedule A attached hereto (the Investor Shares and Purchaser Shares together being referred to herein as the “Common Shares”) and (c) 1,021,438 shares of Common Stock (the “Warrant Shares”) which may be issued to certain investors upon exercise of the warrants listed on Schedule B attached hereto (the “Investor Warrants” and collectively with the Purchaser Warrants, the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

     In our examination, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that as of the date hereof:

     1. The Common Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable; and

     2. The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and upon due and proper exercise of the Investor Warrants in accordance with the terms of the Investor Warrants and issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Schedule A
Purchaser Warrants

Warrant issued by the Company to Richard Kaiser, dated as of January 1, 2000
Warrant issued by the Company to Yes International, dated as of January 3, 2000
Warrant issued by the Company to Sutter Capital Management, dated as of December 14, 2001
Warrant issued by the Company to Sutter Capital Management, dated as of June 13, 2002
Warrant issued by the Company to Sutter Capital Management, dated as of August 1, 2002
Warrant issued by the Company to Sutter Capital Management, dated as of February 28, 2003

Schedule B
Investor Warrants

Warrant issued by the Company to Peter Gauld and Irene Gauld, dated as of August 27, 2003
Warrant issued by the Company to Coleman Fine Arts Refined Benefit Pension Plan, dated as of August 27, 2003
Warrant issued by the Company to Paul Sloan, dated as of August 27, 2003
Warrant issued by the Company to Carl E. Anderson and Rosalie K. Anderson , dated as of August 27, 2003
Warrant issued by the Company to Carl E. Anderson and Rosalie K. Anderson , dated as of August 27, 2003
Warrant issued by the Company to Van Funchess, dated as of August 27, 2003
Warrant issued by the Company to John William Long, dated as of August 27, 2003
Warrant issued by the Company to Edward M. Shuman, dated as of August 27, 2003
Warrant issued by the Company to Alpert/Cruz Trust, dated as of August 27, 2003
Warrant issued by the Company to Alpert/Cruz Trust, dated as of August 27, 2003
Warrant issued by the Company to The Sandra B. Moyer and Edvie B. Moyer Joint Revocable Trust, dated as of August 27, 2003
Warrant issued by the Company to Dr. Herbert Goldberg and Dr. Rosalie Goldberg, dated as of August 27, 2003
Warrant issued by the Company to Dr. Bobbi Vogel Sloan, dated as of August 27, 2003
Warrant issued by the Company to Susan G. Drummond, dated as of August 27, 2003
Warrant issued by the Company to Steven Alan Dotson, dated as of August 27, 2003
Warrant issued by the Company to Terry Russell Denny, dated as of August 27, 2003
Warrant issued by the Company to William Thomas Richmond, dated as of August 27, 2003
Warrant issued by the Company to Intervivos Charitable Remainder Trust Glenn M. Smith and Alice M. Smith TTEES,
     dated as of August 27, 2003
Warrant issued by the Company to John K. Waken, MD, dated as of August 27, 2003
Warrant issued by the Company to Keith Galanti, dated as of August 27, 2003
Warrant issued by the Company to Paul Henry, dated as of August 27, 2003
Warrant issued by the Company to Paul L. Gittelson, dated as of August 27, 2003
Warrant issued by the Company to James Fullmen Selander, dated as of August 27, 2003
Warrant issued by the Company to Arthur Kenyon, dated as of August 27, 2003
Warrant issued by the Company to Caroline Rispoli and Joseph Rispoli, dated as of August 27, 2003
Warrant issued by the Company to Fred Bradford Wilson, Jr., dated as of August 27, 2003
Warrant issued by the Company to Robert Rogers, dated as of August 27, 2003
Warrant issued by the Company to John Signorelli, dated as of August 27, 2003
Warrant issued by the Company to Lewis S. Simon, dated as of August 27, 2003
Warrant issued by the Company to Paul Michael Shia, dated as of August 27, 2003
Warrant issued by the Company to Dr. Baruch Lifshitz, dated as of August 27, 2003
Warrant issued by the Company to Joe Pillari and Loretta Pillari, dated as of August 27, 2003
Warrant issued by the Company to Barry Alan Clark, dated as of August 27, 2003
Warrant issued by the Company to Kerry R. Brennan IRA FCC as Custodian, dated as of September 5, 2003

Warrant issued by the Company to Steven Silberschein, dated as of September 5, 2003
Warrant issued by the Company to W.P. Malone Inc., dated as of September 5, 2003
Warrant issued by the Company to James Edward Hodgins and Denise Terrarosa, dated as of September 5, 2003
Warrant issued by the Company to Larry Williams IRA FCC as Custodian, dated as of September 5, 2003
Warrant issued by the Company to Jack H. and Donna J. Michaelis, dated as of September 5, 2003
Warrant issued by the Company to Anthony G. and Lisa F. Testolin, dated as of September 5, 2003
Warrant issued by the Company to Calvin Fichter, dated as of September 5, 2003
Warrant issued by the Company to Calvin Fichter, dated as of September 16, 2003
Warrant issued by the Company to Jon D. and Cynthia J. Jones, dated as of September 16, 2003
Warrant issued by the Company to David Selander, dated as of September 16, 2003
Warrant issued by the Company to Louis Mack Co., Inc., dated as of September 16, 2003
Warrant issued by the Company to Jordan Patrick O’Donnell and Lynn G. O’Donnell, dated as of September 16, 2003
Warrant issued by the Company to Stanley Helfman, dated as of September 16, 2003
Warrant issued by the Company to Leland P. Polak, dated as of September 16, 2003
Warrant issued by the Company to Paul Arthur Mason, dated as of September 16, 2003
Warrant issued by the Company to William J. Mossman, dated as of September 16, 2003
Warrant issued by the Company to Elsie H. Gerber Rev. Trust Elsie H. Gerber TTEE, dated as of September 16, 2003
Warrant issued by the Company to George Tutein IRA FCC as Custodian, dated as of September 16, 2003
Warrant issued by the Company to Randall H. Steinmeyer, dated as of September 30, 2003
Warrant issued by the Company to Valrico Investment Properties, Inc., dated as of September 30, 2003
Warrant issued by the Company to Charles D. Taylor, dated as of September 30, 2003
Warrant issued by the Company to Leon Cooprider, dated as of September 30, 2003
Warrant issued by the Company to Richard Elliott Bentley, dated as of September 30, 2003
Warrant issued by the Company to Linda Bauknecht Hicks, dated as of September 30, 2003
Warrant issued by the Company to Drew A. Fairchild, dated as of September 30, 2003
Warrant issued by the Company to Mark Fogel, dated as of September 30, 2003
Warrant issued by the Company to Andrew V. Le and An T. Le, dated as of September 30, 2003
Warrant issued by the Company to Preston Morris, dated as of September 30, 2003
Warrant issued by the Company to Preston Morris, dated as of September 30, 2003
Warrant issued by the Company to Vincent Valvo, dated as of September 30, 2003
Warrant issued by the Company to Charles A. Rizzuto, Sr., dated as of September 30, 2003
Warrant issued by the Company to John P. Koehler, dated as of September 30, 2003
Warrant issued by the Company to Kenneth Klapak, dated as of September 30, 2003
Warrant issued by the Company to Keith Eisenstark and Beth Walsh, dated as of September 30, 2003
Warrant issued by the Company to Doug Fore, dated as of September 30, 2003
Warrant issued by the Company to Eric R. Voth TTEE Eric R. Voth Living Trust U/A 6/10/86, dated as of September 30, 2003

Warrant issued by the Company to Andrew Peter Rasch, dated as of September 30, 2003
Warrant issued by the Company to Douglas A. and Kathleen J. Gray, dated as of October 15, 2003
Warrant issued by the Company to Charles Berman and Eric Berman, dated as of October 15, 2003
Warrant issued by the Company to Joel Michael Levy and Sylvia Roni Levy, dated as of October 15, 2003
Warrant issued by the Company to Kenneth T. Shell, dated as of October 15, 2003
Warrant issued by the Company to James (Pat) McQuillan, dated as of October 20, 2003
Warrant issued by the Company to Jimmy Malloy Rogers, dated as of October 20, 2003
Warrant issued by the Company to Gerald W. Moreland, dated as of October 20, 2003
Warrant issued by the Company to Jack H. and Donna J. Michaelis, dated as of October 20, 2003
Warrant issued by the Company to Chris J. Fern, dated as of October 20, 2003
Warrant issued by the Company to Target Holding B.V., dated as of October 20, 2003
Warrant issued by the Company to Paul Sloan, dated as of October 20, 2003
Warrant issued by the Company to Barry Alan Clark, dated as of November 20, 2003
Warrant issued by the Company to Laurie Barnes, dated as of November 20, 2003
Warrant issued by the Company to Cesar Obed Romero, dated as of November 20, 2003
Warrant issued by the Company to Gilbert A. Beirne Trust U/A 7/1/88, dated as of November 20, 2003
Warrant issued by the Company to John C. Fern, dated as of November 20, 2003
Warrant issued by the Company to Lindy R. Smith SEP IRA FCC As Custodian, dated as of November 20, 2003
Warrant issued by the Company to Vasant Chheda, dated as of November 20, 2003
Warrant issued by the Company to Charles M. Vezzetti and Margaret F. Vezzetti, dated as of November 20, 2003
Warrant issued by the Company to Pandoral Plastic Inc., dated as of November 20, 2003
Warrant issued by the Company to Steve Surber, dated as of November 20, 2003
Warrant issued by the Company to Douglas S. Norman and Larisa C. Snow-Norman, dated as of November 20, 2003
Warrant issued by the Company to Cranshire Capital, L.P., dated as of December 30, 2004
Warrant issued by the Company to Steelhead Investments Ltd., dated as of December 30, 2004
Warrant issued by the Company to Tamarack International, Ltd., dated as of December 30, 2004
Warrant issued by the Company to Merced Partners Limited Partnership, dated as of December 30, 2004
Warrant issued by the Company to Global Bermuda Limited Partnership, dated as of December 30, 2004
Warrant issued by the Company to Lakeshore International, Ltd., dated as of December 30, 2004
Warrant issued by the Company to Omicron Master Trust, dated as of December 30, 2004
Warrant issued by the Company to Michael Smythe, dated as of July 23, 2001
Warrant issued by the Company to Michael Smythe, dated as of January 13, 2003
Warrant issued by the Company to John MacKenzie, dated as of November 15, 2001
Warrant issued by the Company to John MacKenzie, dated as of January 11, 2002
Warrant issued by the Company to John MacKenzie, dated as of April 18, 2002
Warrant issued by the Company to John MacKenzie, dated as of May 24, 2002
Warrant issued by the Company to Odyssey Advisors, dated as of June 4, 2002

Warrant issued by the Company to Gunn Allen Financial, dated as of June 1, 2003
Warrant issued by the Company to Gary Madrid, dated as of December 14, 2001
Warrant issued by the Company to Gary Madrid, dated as of February 28, 2003
Warrant issued by the Company to Gary Madrid, dated as of June 2, 2003
Warrant issued by the Company to Brookstreet Securities, dated as of December 14, 2001
Warrant issued by the Company to Brookstreet Securities, dated as of June 2, 2003
Warrant issued by the Company to Brookstreet Securities, dated as of February 28, 2003